EXHIBIT 3.2(b)

SECOND

AMENDED AND RESTATED

BY-LAWS

OF

CASEY’S GENERAL STORES, INC.

ARTICLE I

OFFICES

The principal office of Casey’s General Stores, Inc. (the “Corporation”) in the State of Iowa shall be located in the County of Polk, State of Iowa. The Corporation may have such other offices, either within or without the State of Iowa, as the Board of Directors of the Corporation (the “Board”) may designate or as the business of the Corporation may require from time to time.

The registered office of the Corporation required by the Iowa Business Corporation Act (the “Act”) to be maintained in the State of Iowa may be, but need not be, identical with the principal office in the State of Iowa, and the address of the registered office may be changed from time to time by the Board in accordance with the Act.

ARTICLE II

SHAREHOLDERS

Section 1. Annual Meeting. (a) The annual meeting of the shareholders shall be held on the third Friday in September in each year at the hour of ~~10~~9:00 A.M. or on such other date or at such other time as a majority of the Board may establish for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, and a different day is not designated by the Board, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or any adjournment thereof, the Board shall cause the election to be held at a meeting of the shareholders as soon thereafter as conveniently may be. Any previously scheduled annual meeting of the shareholders may be postponed by action of the Board taken prior to the time previously scheduled for such annual meeting of shareholders.

(b) At an annual meeting of shareholders, only such business (other than nominations of directors, which must be made in compliance with, and shall be exclusively governed by, Article III, Section 3 of these Bylaws) shall be conducted as shall have been brought before the meeting (i) pursuant to the Corporation’s notice of the meeting, (ii) by or at the direction of the Board of Directors or (iii) by any shareholder of the Corporation who is a shareholder of record at the time of giving of the notice provided for in this Bylaw and at the time of the annual meeting, who shall be entitled to vote at such meeting and who shall have complied with the notice procedures set forth in this Bylaw; clause (iii) shall be the exclusive means for a shareholder to submit such business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder, and included in the Corporation’s notice of meeting) before an annual meeting of stockholders.

(c) For any such business to be properly brought before an annual meeting by a shareholder pursuant to Section (b)(iii) of this Bylaw, notice in writing must be delivered or mailed to the Secretary and received at the principal executive offices of the Corporation, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder must be received not earlier than the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such advanced or delayed annual meeting is less than 100 days prior to the date of such annual meeting, the tenth day following the day on which public announcement of the date of the annual meeting is first made. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. Such shareholder’s notice shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business to be brought before the annual meeting and the reasons for conducting such business at such meeting, and the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Articles of Incorporation (the “Restated Articles”) or Bylaws of the Corporation, the text of the proposed amendment); (ii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, and any affiliate or associate (each within the current meaning of Rule 12b-2 under the Exchange Act for purposes of these Bylaws) of such shareholder or beneficial owner, and any person with whom such shareholder or beneficial owner (or any of their respective affiliates or associates) is “acting in concert” (as defined below) (A) the name and address, as they appear on the Corporation’s books, of such shareholder and of such beneficial owner, (B) the class or series and number of shares of the Corporation’s stock which are, directly or indirectly, owned beneficially and of record, by such shareholder and such beneficial owner, (C) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such shareholder or beneficial owner and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (D) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder or beneficial owner has a right to vote any shares of any security of the Corporation, (E) any short interest of such shareholder or beneficial owner in any security of the Corporation (for purposes of this Bylaw a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (F) any rights to dividends on the shares of the Corporation owned beneficially by such shareholder or beneficial owner that are separated or separable from the underlying shares of the Corporation, (G) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder or beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (H) any performance-related fees (other than an asset-based fee) that such shareholder or beneficial owner is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such shareholder’s or beneficial owner’s immediate family sharing the same household, and (I) any other information relating to such shareholder and beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (iii) any material interest of the shareholder, and of the beneficial owner, if any, on whose behalf the proposal is made, in such business; (iv) a description of all agreements, arrangements and understandings between such shareholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by the shareholder; (v) a representation that the shareholder is a holder of record of stock of the Corporation, entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to propose such business; and (vi) a representation as to whether the shareholder or the beneficial owner, if any, intends, or is or intends to be part of a group that intends, (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or (B) otherwise to solicit proxies from shareholders in support of such proposal. For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed or furnished by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(b) of the Exchange Act, and the meaning of the term “group” shall be the same as the meaning ascribed to such term under Section 13(d)(3) of the Exchange Act.

For purposes of these Bylaws, a person shall be deemed to be “acting in concert” with another person if such person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert with, or towards a common goal relating to the management, governance or control of the Corporation in parallel with, such other person where (1) each person is conscious of the other person’s conduct or intent and this awareness is an element in their decision-making processes and (2) at least one additional factor suggests that such persons intend to act in concert or in parallel, which such additional factors may include, without limitation, exchanging information (whether publicly or privately), attending meetings, conducting discussions, or making or soliciting invitations to act in concert or in parallel; provided, that a person shall not be deemed to be acting in concert with any other person solely as a result of the solicitation or receipt of revocable proxies or consents from such other person in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a proxy or consent solicitation statement filed on Schedule 14A. A person acting in concert with another person shall be deemed to be acting in concert with any third party who is also acting in concert with such other person.

(d) A shareholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to subsection (c)(A) through (I) of this Bylaw shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to) any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(e) Notwithstanding anything in these Bylaws to the contrary, no business (other than nominations of directors, which must be made in compliance with, and shall be exclusively governed by, Article III, Section 3 of these Bylaws) shall be conducted at an annual meeting except in accordance with the procedures set forth in this Bylaw. The chairman of the meeting may, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with the provisions of this Bylaw; and if the chairman should so determine, the chairman shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Article II, Section 1, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to be considered pursuant to paragraph (b)(iii) of this Bylaw. Nothing in this Bylaw shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. The provisions of this Article II,

Section 1 shall also govern what constitutes timely notice for purposes of Rule 14a-4(c) of the Exchange Act.

Section 2. Special Meetings. (a) Special meetings of the shareholders for any purpose or purposes may be called only (i) by the Chairman of the Board of Directors, (ii) by the Board of Directors, pursuant to a resolution approved by a majority of the entire Board of Directors, or (iii) by the Secretary of the Corporation, following his or her receipt of one or more written demands to call a special meeting of the shareholders in accordance with, and subject to, this Section 2 from shareholders of record as of the record date fixed in accordance with Section 2(d) who hold, in the aggregate, at least fifty percent of the voting power of the outstanding shares of the Corporation. The notice of a special meeting shall state the purpose or purposes of the special meeting, and the business to be conducted at the special meeting shall be limited to the purpose or purposes stated in the notice. Except in accordance with this Section 2, shareholders shall not be permitted to propose business to be brought before a special meeting of the shareholders.

(b) No shareholder may demand that the Secretary of the Corporation call a special meeting of the shareholders pursuant to Section 2(a) unless a shareholder of record has first submitted a request in writing that the Board of Directors fix a record date for the purpose of determining the shareholders entitled to demand that the Secretary of the Corporation call such special meeting, which request shall be in proper form and delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation.

(c) To be in proper form for purposes of this Section 2, a request by a shareholder for the Board of Directors to fix a record date shall set forth:

(i) As to each Requesting Person (as defined below), the information required to be provided under clause (ii)(A) through (I) of Article II, Section 1(c) of these Bylaws in a shareholder’s notice of business to be brought before an annual meeting of shareholders; and

(ii) As to the purpose or purposes of the special meeting, (A) a reasonably brief description of the purpose or purposes of the special meeting and the business proposed to be conducted at the special meeting, the reasons for conducting such business at the special meeting and any material interest in such business of each Requesting Person, and (B) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Requesting Persons or (y) between or among any Requesting Person and any other person or entity (including their names) in connection with the request for the special meeting or the business proposed to be conducted at the special meeting.

For purposes of this Section 2(c), the term “Requesting Person” shall mean (i) the shareholder making the request to fix a record date for the purpose of determining the shareholders entitled to demand that the Secretary call a special meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf such request is made, and (iii) any affiliate or associate (each within the current meaning of Rule 12b-2 under the Exchange Act for purposes of these Bylaws) of such shareholder or beneficial owner, and any other person with whom such shareholder or beneficial owner (or any of their respective affiliates or associates) is acting in concert.

(d) Within ten (10) days after receipt of a request to fix a record date in proper form and otherwise in compliance with this Section 2 from any shareholder of record, the Board of Directors may adopt a resolution fixing a record date for the purpose of determining the shareholders entitled to demand that the Secretary of the Corporation call a special meeting, which date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no resolution fixing a record date has been adopted by the Board of Directors within the ten (10) day period after the date on which such a request to fix a record date was received, the record date in respect thereof shall be deemed to be the twentieth (20th) day after the date on which such a request is received. Notwithstanding anything in this Section 2 to the contrary, no record date shall be fixed if the Board of Directors determines that the demand or demands that would otherwise be submitted following such record date could not comply with the requirements set forth in clauses (ii), (iv), (v) or (vi) of Section 2(f).

(e) Without qualification, a special meeting of the shareholders shall not be called pursuant to Section 2(a) unless shareholders of record as of the record date fixed in accordance with Section 2(d) who hold, in the aggregate, more than fifty percent of the voting power of the outstanding shares of the Corporation (the “Requisite Percentage”) timely provide one or more demands to call such special meeting in writing and in proper form to the Secretary of the Corporation at the principal executive offices of the Corporation. Only shareholders of record on the record date shall be entitled to demand that the Secretary of the Corporation call a special meeting of the shareholders pursuant to Section 2 (a). To be timely, a shareholder’s demand to call a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Corporation not later than the sixtieth (60th) day following the record date fixed in accordance with Section 2(d). To be in proper form for purposes of this Section 2, a demand to call a special meeting shall set forth (i) the business proposed to be conducted at the special meeting, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration), and (iii) with respect to any shareholder or shareholders submitting a demand to call a special meeting, the information required to be provided pursuant to this Section 2 of a Requesting Person. A shareholder may revoke a demand to call a special meeting by written revocation delivered to the Secretary at any time prior to the special meeting. If any such revocation(s) are received by the Secretary after the Secretary’s receipt of written demands from the holders of the Requisite Percentage of shareholders, and as a result of such revocation(s), there no longer are unrevoked demands from the Requisite Percentage of shareholders to call a special meeting, the Board of Directors shall have the discretion to determine whether or not to proceed with the special meeting.

(f) The Secretary shall not accept, and shall consider ineffective, a written demand from a shareholder to call a special meeting (i) that does not comply with this Section 2, (ii) that relates to an item of business to be transacted at such meeting that is not a proper subject for shareholder action under applicable law, (iii) that includes an item of business to be transacted at such meeting that did not appear on the written request that resulted in the determination of the record date (the “Current Record Date”) to determine the shareholders entitled to submit such written demand, (iv) that relates to an item of business (other than the election of directors) that is identical or substantially similar to an item of business (a “Similar Item”) for which a record date (other than the Current Record Date) was previously fixed and such demand is delivered between the time beginning on the 61st day after such previous record date and ending on the one-year anniversary of such previous record date, (v) if a Similar Item will be submitted for shareholder approval at any shareholder meeting to be held on or before the 90th day after the Secretary receives such demand, or (vi) if a Similar Item has been presented at the most recent annual meeting or at any special meeting held within one year prior to receipt by the Secretary of such demand to call a special meeting.

(g) After receipt of demands in proper form and in accordance with this Section 2 from a shareholder or shareholders holding the Requisite Percentage, the Board of Directors shall duly call, and determine the place, date and time of, a special meeting of shareholders for the purpose or purposes and to conduct the business specified in the demands received by the Corporation. Notwithstanding anything in these Bylaws to the contrary, the Board of Directors may submit its own proposal or proposals for consideration at such a special meeting. The record date for such a special meeting shall be fixed in accordance with Article VI, Section 6 of these Bylaws. The Board of Directors shall provide written notice of such special meeting to the shareholders in accordance with Article II, Section 4.

(h) In connection with a special meeting called in accordance with this Section 2, the shareholder or shareholders who requested that the Board of Directors fix a record date in accordance with this Section 2 or who delivered a demand to call a special meeting to the Secretary shall further update and supplement the information previously provided to the Corporation in connection with such request or demand, if necessary, so that the information provided or required to be provided in such request or demand pursuant to this Section 2 shall be true and correct as of the record date for the special meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the special meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting, if practicable (or, if not practicable, the first practicable date prior to) any adjournment or postponement thereof (in the case of the update and supplement required to be made as often (10) business days prior to the special meeting or any adjournment or postponement thereof).

(i) Notwithstanding anything in these Bylaws to the contrary, the Secretary shall not be required to call a special meeting pursuant to this Section 2 except in accordance with this Section 2. If the Board of Directors shall determine that any request to fix a record date or demand to call and hold a special meeting was not properly made in accordance with this Section

2, or shall determine that the shareholder or shareholders requesting that the Board of Directors fix such record date or submitting a demand to call the special meeting have not otherwise complied with this Section 2, then the Board of Directors shall not be required to fix a record date or to call and hold the special meeting. In addition to the requirements of this Section 2, each Requesting Person shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to any request to fix a record date or demand to call a special meeting.

~~Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Restated and Amended Articles of Incorporation, as amended, of the Corporation (the “Restated Articles”), may be called by the Chief Executive Officer, Chief Operating Officer, President or pursuant to a resolution adopted by a majority of the entire Board. Business transacted at any special meeting of the shareholders shall be limited to the purpose stated in the notice of the meeting.~~

Section 3. Place of Meeting. The Board may designate any place, either within or without the State of Iowa, as the place of meeting for any annual meeting or for any special meeting called by the Board. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Iowa, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the registered office of the Corporation in the State of Iowa.

Section 4. Notice of Meetings. Except as otherwise provided by law, written notice of each meeting of the shareholders, whether annual or special, shall be given, either by personal delivery or by mail, not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder of record entitled to notice of the meeting. If mailed, such notice shall be deemed given when deposited in the United States mail, postage pre-paid, directed to the shareholder at such shareholder’s address as it appears on the records of the Corporation. Each such notice shall state the place, date and time of the meeting, and the purpose or purposes for which the meeting is called. Notice of any meeting of shareholders shall not be required to be given to any shareholder who shall attend such meeting in person or by proxy without protesting, prior to or at the commencement of the meeting, the lack of proper notice to such shareholder, or who shall sign a written waiver of notice thereof, whether before or after such meeting. Notice of adjournment of a meeting of shareholders need not be given if the new date, time and place to which the meeting is adjourned are announced at such meeting before adjournment. If a new record date for the adjourned meeting is or must be fixed under Section 6~~5~~ of Article VI of these By-laws or the Act, however, notice of the adjourned meeting shall be given under this Section to persons who are shareholders as of the new record date.

Section 5. Voting Lists. The officers or agent having charge of the transfer books for shares of the Corporation shall make, for each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. Beginning two (2) business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, the shareholders’ list shall be kept on file at the registered office of the

Corporation and shall be subject to inspection and copying, under the terms set forth in the Act and at the person’s expense, by any shareholder, or a shareholder’s agent or attorney, during regular business hours. The original share ledger or transfer book, or a duplicate thereof, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders.

Section 6. Quorum. Except as otherwise provided by law or by the Restated Articles, the holders of a majority of the votes entitled to be cast by the shareholders entitled to vote generally, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the shareholders. If a quorum is present, the affirmative vote of the holders of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the question is one upon which by express provision of the Act or of the Restated Articles a different vote is required, in which case, such express provision shall govern and control the decision of such question.

Section 7. Adjournments. The chairman of the meeting or the holders of a majority of the votes entitled to be cast by the shareholders who are present in person or represented by proxy may adjourn the meeting from time to time, whether or not a quorum is present. If less than a majority of the outstanding shares are represented at a meeting, the chairman of the meeting or the holders of a majority of the shares so represented, either in person or by proxy, may adjourn the meeting to another place, date or time without further notice other than announcement at the meeting; provided, however, that if a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting shall be given as required in Section 4 of this Article II. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

Section 8. Order and Notice of Business. ~~(a)~~ At each meeting of the shareholders, the chairman of the Board or, in the absence of the chairman of the Board, such person as shall be selected by the Board, shall act as chairman of the meeting. The order of business at each such meeting shall be as determined by the chairman of the meeting. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof, and the opening and closing of the voting polls.

~~(b) At any annual meeting of shareholders, only such business shall be conducted as shall have been brought before the annual meeting (i) by or at the direction of the chairman of the meeting, (ii) pursuant to the notice provided for in Section 4 of this Article II or (iii) by any shareholder who is a holder of record at the time of the giving of such notice provided for in this Section 8, who is entitled to vote at the meeting and who complies with the procedures set forth in this Section 8.~~

~~(c) For business properly to be brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation (the “Secretary”). To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days prior to the one-year anniversary date of the date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of annual meeting was made, whichever first occurs. To be in proper written form, a shareholder’s notice to the Secretary shall set forth in writing as to each matter the shareholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address of the shareholder proposing such business and all persons or entities acting in concert with the shareholder; (iii) the class and number of shares of the Corporation which are owned of record by the shareholder and all persons or entities acting in concert with such shareholder; (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of the shareholder in such business; (v) a representation that such shareholder is the holder of record of Common Stock of the Corporation outstanding and entitled to vote at such annual meeting of shareholders and that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting and (vi) such other information regarding each such proposal as would be required to be included in a proxy statement filed with the Securities and Exchange Commission. The foregoing notice requirements shall be deemed satisfied by a shareholder if the shareholder has notified the Corporation of his or her intention to present a proposal at an annual meeting and such shareholder’s proposal has been included in a proxy statement that has been prepared by management of the Corporation to solicit proxies for such annual meeting; provided, however, that if such shareholder does not appear or send a qualified representative to present such proposal at such annual meeting, the Corporation need not present such proposal for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation. Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 8. The chairman of an annual meeting shall, if the facts warrant, determine that business was not properly brought before the annual meeting in accordance with the provisions of this Section 8 and, if the chairman should so determine, the chairman shall so declare to the annual meeting and any such business not properly brought before the annual meeting shall not be transacted.~~

Section 9. Proxies. At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney in fact, or as otherwise may be authorized under the Act. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

Section 10. Voting of Shares. Unless otherwise provided by law or by the Restated Articles, each shareholder of record of the Common Stock of the Corporation shall be entitled at each meeting of shareholders to one vote for each share of such stock, in each case, registered in such shareholder’s name on the books of the Corporation (i) on the date fixed pursuant to Section 6~~5~~ of Article VI of these By-laws as the record date for the determination of shareholders entitled to notice of and to vote at such meeting or (ii) if no such record date shall have been so fixed, then at the close of business on the day next preceding the day on which notice of such meeting is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. At each meeting of the shareholders, all corporate actions to be taken by vote of the shareholders (except as otherwise required by law and except as otherwise provided in the Restated Articles or these By-laws), shall be authorized by a majority of the votes cast by the shareholders entitled to vote thereon who are present in person or represented by proxy, and where a separate vote by class is required, a majority of the votes cast by the shareholders of such class who are present in person or represented by proxy shall be the act of such class. Unless required by law or determined by the chairman of the meeting to be advisable, the vote on any matter, including the election of directors, need not be by written ballot. In the case of a vote by written ballot, each ballot shall be signed by the shareholder voting, or by such shareholder’s proxy, and shall state the number of shares voted.

Section 11. Voting of Shares by Certain Holders. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by the receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed. A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred. Shares of its own stock belonging to this Corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any time, but shares of its own stock held by it in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares at any given time.

Section 12. Informal Action by Shareholders. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if one or more consents in writing, setting forth the action so taken, shall be signed by the holders of not less than ninety percent in amount of all the issued and outstanding shares of the entire capital stock of the Corporation entitled to vote with respect to the subject matter thereof at such a meeting and are delivered to the Secretary of the Corporation for inclusion in the minutes or filing with the corporate records. A written consent shall bear the date of signature of each shareholder who signs the consent and no written consent shall be effective to take the corporate action referred to in the consent unless, within sixty days of the earliest dated consent delivered in the manner required by this Section to the Corporation, written consents signed by a sufficient number of holders to take the action are delivered to the Corporation.

Section 13. Inspectors. At any meeting of shareholders, the chairman of the meeting ~~may, or upon the request of any shareholder,~~ shall appoint one or more persons, who need not be shareholders of the Corporation, as inspectors for such meeting. Such inspectors shall ascertain and report the number of shares represented at the meeting, based upon their determination of the validity and effect of proxies; count all votes and report the results; and perform such other duties as shall be specified by the chairman of the meeting. Each report of an inspector shall be in writing and signed by him or by a majority of them if there be more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

ARTICLE III

BOARD OF DIRECTORS

Section 1. Powers. The Board may, except as otherwise required by law or by the Restated Articles, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, including, without limiting the generality of the foregoing, the unqualified power:

(1) To declare dividends from time to time in accordance with law;

(2) To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

(3) To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

(4) To remove any officer of the Corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being;

(5) To confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers and agents;

(6) To adopt from time to time such stock, option, stock purchase, bonus or other compensation plans for directors, officers and agents of the Corporation and its subsidiaries as it may determine;

(7) To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers and agents of the Corporation and its subsidiaries as it may determine; and

(8) To adopt from time to time policies~~regulations~~, not inconsistent with these By-Laws, for the management of the Corporation’s business and affairs.

Section 2. Number, Tenure and Qualifications. The Board shall consist of not more than nine (9) members nor less than four (4) members. At each annual meeting the shareholders shall elect directors to hold office until the next succeeding annual meeting, and each director shall hold office for the term for which he is elected, and until his successor shall have been elected and qualified. The Board may, upon a majority vote of its members, increase or decrease the number of directors within the limits set up forth above. Vacancies in the Board or new directorships created by an increase in the number of directors may be filled by election by a majority of the remaining members of the Board, no less than a quorum, and the person filling such vacancy or newly-created directorship shall serve out the remainder of the term of the vacated directorship or, in the case of a new directorship, the term designated for the particular director. The directors need not be residents of the State of Iowa or shareholders of the Corporation.

Section 3. ~~Shareholder~~ Nominations of Director ~~Candidate~~s. (a) Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors may be made at a meeting of shareholders (i) by or at the direction of the Board of Directors, upon the recommendation of the Nominating Committee of the Board of Directors, or (ii) by any shareholder of the Corporation who is a shareholder of record at the time of giving of the notice provided for in this Bylaw and at the time of the annual meeting, who shall be entitled to vote for the election of Directors at the meeting and who complies with the notice procedures set forth in this Bylaw; clause (ii) shall be the exclusive means for a shareholder to make nominations of persons for election to the Board of Directors at an annual meeting of shareholders.

To be eligible to be a nominee for election or reelection as a director of the Corporation, the prospective nominee nominated by a shareholder, or someone acting on such prospective nominee’s behalf, must deliver (in accordance with any applicable time periods prescribed for delivery of notice under this Bylaw) to the Secretary at the principal executive office of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request). The prospective nominee must also provide a written representation and agreement, in the form provided by the Secretary upon written request, that such prospective nominee (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such prospective nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation, or (2) any Voting Commitment that could limit or interfere with such prospective nominee’s ability to comply, if elected as a director of the Corporation, with such prospective nominee’s fiduciary duties under applicable law, or (3) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein; and (B) would be in compliance if elected as a director of the Corporation, and will comply with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

(b) Any nominations by shareholders shall be made pursuant to notice in writing, delivered or mailed to the Secretary and received at the principal executive office of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder must be received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of the meeting is first made. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. Such shareholder’s notice shall set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a Director, (A) all information relating to such person that would be required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act (including such person’s written consent to being named as a nominee and to serving as a Director if elected) and (B) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and beneficial owner, if any, on whose behalf the nomination is being made, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; (ii) as to the shareholder giving the notice and the beneficial owner on whose behalf the nomination is made, and any affiliate or associate (each within the current meaning of Rule 12b-2 under the Exchange Act for purposes of these Bylaws) of such shareholder or beneficial owner, and any person with whom such shareholder or beneficial owner (or any of their respective affiliates or associates) is acting in concert (A) the name and address, as they appear on the Corporation’s books, of such shareholder and of such beneficial owner, (B) the class or series and number of shares of the Corporation’s stock which are, directly or indirectly, owned beneficially and of record, by such shareholder and such beneficial owner, (C) any Derivative Instrument directly or indirectly owned beneficially by such shareholder or beneficial owner and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (D) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder or beneficial owner has a right to vote any shares of any security of the Corporation, (E) any short interest of such shareholder or beneficial owner in any security of the Corporation (for purposes of this Bylaw a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (F) any rights to dividends on the shares of the Corporation owned beneficially by such shareholder or beneficial owner that are separated or separable from the underlying shares of the Corporation, (G) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder or beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (H) any performance-related fees (other than an asset-based fee) that such shareholder or beneficial owner is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such shareholder’s or beneficial owner’s immediate family sharing the same household (which information shall be supplemented by such shareholder and beneficial owner not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), and (I) any other information relating to such shareholder and beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (iii) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination; and (iv) a representation as to whether the shareholder or the beneficial owner, if any, intends, or is or intends to be part of a group that intends, (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the nominee and/or (B) otherwise to solicit proxies from shareholders in support of such nomination. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent Director of the

Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.

(c) No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in these Bylaws. Except as otherwise provided by law, the Restated Articles or these Bylaws, the chairman of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed in this Bylaw; and if the chairman should so determine, the chairman shall so declare to the meeting, and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 3, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations to be considered pursuant to Section 3(a)(ii) of this Bylaw. ~~Nominations for the election of Directors may be made by the Nominating Committee appointed by the Board or by any shareholder entitled to vote in the election of Directors generally. However, any shareholder entitled to vote in the election of Directors generally may nominate one or more persons for election as Directors at a meeting only if written notice of such shareholder’s intent to make such nomination or nominations has been given, either by personal delivery or by United States registered or certified mail, postage prepaid, return receipt requested, received by the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of shareholders, at least ninety (90) days prior to the one-year anniversary date of the date of the immediately preceding annual meeting of shareholders, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of Directors, the close of business on the tenth (10th) day following the date on which notice of such meeting was first mailed to shareholders or public disclosure of the date of such special meeting, whichever first occurs. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of Common Stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board; and (e) the consent of each nominee to serve as a Director of the Corporation if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.~~

Section 4. Regular Meetings. A regular meeting of the Board shall be held without other notice than this By-Law immediately after, and at the same place as, the annual meeting of shareholders. The Board may provide, by resolution, the time and place, either within or without the State of Iowa, for the holding of additional regular meetings without other notice than such resolution.

Section 5. Special Meetings. Special meetings of the Board may be called by or at the request of the Chief Executive Officer, Chief Operating Officer, the President or any two Directors. The person or persons authorized to call special meetings of the Board may fix any place, either within or without the State of Iowa, as the place for holding any special meeting of the Board called by him or them.

Section 6. Notice. Notice of any special meeting of the Board or committee shall be given at least twenty-four hours previously thereto by telephone or by electronic transmission~~telegram~~. ~~If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company.~~ Any Director may waive notice of any meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice or waiver of notice of such meeting.

Section 7. Quorum. A majority of the number of the duly elected and qualified Directors shall constitute a quorum for the transaction of business; provided, that if less than a majority of such number of Directors are present at said meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

Section 8. Manner of Action. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board, except as may be otherwise specifically provided by statute, the Restated Articles or these By-Laws. Members of the Board or any committee designated by such Board, may participate in a meeting of such Board or committee by conference telephone or similar communications equipment by means of which all persons attending the meeting can hear each other, and participation in the meeting pursuant to this provision shall constitute presence in person at such meeting.

Section 9. Compensation. The Board, by the affirmative vote of a majority of Directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the Corporation as Directors, officers or otherwise. By resolution of the Board, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefore. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 10. Presumption of Assent. A Director of the Corporation who is present at the meeting of the Board at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered or certified mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

Section 11. Informal Action by Directors. Unless specifically prohibited by statute, the Restated Articles or these By-Laws, any action required to be taken at a meeting of the Directors, or any other action which may be taken at a meeting of the Directors or of a committee of Directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors or all of the members of the committee of Directors, as the case may be, entitled to vote with respect to the subject matter thereof, and filed with the minutes of proceedings of the Board or committee, as the case may be. Any such consent signed by all the Directors or all the members of such committee shall have the same effect as a unanimous vote, and may be stated as such in any document filed with the Secretary of State, or issued for any other reason.

Section 12. Committees of Directors. ~~In addition to an Executive Committee, an Audit Committee, a Nominating Committee and a Compensation Committee,~~ (a) ~~t~~The Board may, by resolution adopted by a majority of the whole Board, designate from among its members one or more ~~other~~ committees, each committee to consist of two or more of the Directors of the Corporation, which, to the extent provided in the resolution, shall have and may exercise the powers of the Board in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board.

(b) The Board shall have an executive committee which, when the Board is not in session, shall have and may exercise all of the authority of the Board except to the extent, if any, that such authority shall be limited by a resolution of the Board and except also that the executive committee shall not have the authority of the Board in reference to amending the Restated Articles, adopting a plan of merger or consolidation, recommending to the shareholders the sale, lease or other disposition of all or substantially all of the property and assets of the Corporation otherwise than in the usual and regular course of its business, recommending to the shareholders a voluntary dissolution of the Corporation or a revocation thereof, or amending the By-Laws of the Corporation.

(c) The Board shall have an audit committee meeting the independence and experience requirements set forth in Rule 10A-3 under the Exchange Act and in the listing standards of the principal exchange on which the Common Stock of the Company is traded, if any, in each case as of the date of these Bylaws, for membership on the audit committee of the Board, including any transition rules that may apply. The audit committee shall establish, and the Board shall authorize and approve, a written audit committee charter in accordance with the rules of the principal exchange on which the Common Stock of the Company is traded, if any, as amended from time to time.

(d) The Board shall have a compensation committee meeting the independence requirements set forth in the listing standards of the principal exchange on which the Common Stock of the Company is traded, if any, as of the date of these Bylaws, for membership on the compensation committee of the Board, including any transition rules that may apply. The compensation committee shall establish, and the Board shall authorize and approve, a written compensation committee charter in accordance with the rules of the principal exchange on which the Common Stock of the Company is traded, if any, as amended from to time.

(e) The Board shall have nominating and governance committee meeting the independence requirements set forth in the listing standards of the principal exchange on which the Common Stock of the Company is traded, if any, as of the date of these Bylaws, for membership on the nominating and governance committee of the Board, including any transition rules that may apply. The nominating and governance committee shall establish, and the Board shall authorize and approve, a written nominating and governance committee charter in accordance with the rules of the principal exchange on which the Common Stock of the Company is traded, if any, as amended from time to time.

(f) Unless the Board shall otherwise provide, a majority of the members of any committee may fix the time and place of the committee’s meetings and may determine its action. Notice of such meetings shall be given to each member of the committee in the manner provided for in Section 6 of this Bylaw. Any member of a committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of a committee need not state the business proposed to be transacted at the meeting. The Board shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any committee.

(g) A majority of the members of a committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of a committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

~~Section 13. Committee Minutes. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.~~

ARTICLE IV

OFFICERS

Section 1. Number. The officers of the Corporation shall be a Chief Executive Officer, Chief Operating Officer, President, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall be elected by the Board. Such other officers, assistant officers and acting officers as may be deemed necessary may be elected or appointed by the Board. Any two or more offices may be held by the same person except that the offices of President and Secretary shall not be held by the same person.

Section 2. Election and Term of Office. The officers of the Corporation to be elected by the Board shall be elected annually by the Board at the first meeting of the Board held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the Board. Each officer shall hold office until his successor shall have been duly elected and qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 3. Other Officers. The Board may appoint such officers and agents, including a Chairman of the Board, as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

Section 4. Removal. Any officer or agent elected or appointed by the Board may be removed by the affirmative vote of a majority of the Board at any meeting whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 5. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board for the unexpired portion of the term.

Section 6. The Chief Executive Officer. The Board may elect a Chief Executive Officer who, in the event of such election, shall be the principal executive officer of the Corporation and, subject to the general powers of the Board, shall in general supervise and control all of the business and affairs of the Corporation. He shall, when present, preside at all meetings of the shareholders and of the Board. He may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts or other instruments which the Board has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by these By-Laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed, and, shall in general perform all duties incident to the office of the Chief Executive Officer and such other duties as may be prescribed by the By-laws or by the Board from time to time.

Section 7. The Chief Operating Officer. The Board may elect a Chief Operating Officer who, in the event of such election and in the absence of the Chief Executive Officer or in the event of his death, inability or refusal to act, shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer; and in addition thereto, shall perform such other duties as may be assigned to him by the Chief Executive Officer or by the Board or prescribed by the By-Laws.

Section 8. The President. In the absence of the Chief Executive Officer and Chief Operating Officer, the President shall be the principal executive officer of the Corporation and, subject to the general powers of the Board, shall in general supervise and control all of the business and affairs of the Corporation to the same extent as that permitted by the Chief Executive Officer under Section 6 of this Article IV.

Section 9. The Secretary. The Secretary shall: (a) unless otherwise directed by the Board, attend all meetings of the Board and all meetings of the shareholders and keep the minutes of the shareholders’ and of the Board meetings in one or more books provided for that purpose, and shall perform like duties for the standing committees when required; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) have general charge of the stock transfer books of the Corporation; (f) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board; and (g) have custody of the corporate seal of the Corporation, if any, and have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature. The Board may give general authority to any other officer to affix the seal of the Corporation, if any, and to attest the affixing by his signature.

Section 10. The Treasurer. If required by the Board, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board shall determine. He shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these By-Laws; (b) disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements; (c) keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation; (d) render to the Chief Executive Officer, Chief Operating Officer or the President and the Board, at its regular meetings, or when the Board so requires, an account of his transactions as Treasurer and the financial condition of Corporation; and (e) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Chief Executive Officer, Chief Operating Officer or the President or by the Board.

Section 11. The Vice President. In the absence of the Chief Executive Officer, Chief Operating Officer and President, or in the event of their death, inability or refusal to act, the Senior Vice President (or in the event there be more than one Senior Vice President, the Senior Vice President in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President; and in addition thereto, shall perform such other duties as may be assigned to him by the President or by the Board or prescribed by the By-Laws.

Section 12. Other Assistants and Acting Officers. The Board shall have the power to appoint any person to act as assistant to any officer, or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer so appointed by the Board shall have the power to perform all the duties of the office to which he is so appointed to be assistant, or as to which he is so appointed to act, except as such power may be otherwise defined or restricted by the Board.

Section 13. Salaries. The salaries of the officers shall be fixed from time to time by the Board, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

ARTICLE V

WRITTEN INSTRUMENTS, LOANS AND DEPOSITS

Section 1. Written Instruments. Subject always to the specific directions of the Board, all deeds and mortgages made by the Corporation to which the Corporation shall be a party shall be executed in its name by the Chief Executive Officer, Chief Operating Officer or the President or the Vice President and attested by the Secretary. All other written contracts and agreements to which the Corporation shall be a party shall be executed in its name by the Chief Executive Officer, Chief Operating Officer or the President or such other officer as may be designated by the Board and attested by the Secretary.

Section 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board. Such authority may be general or confined to specific instances.

Section 3. Checks, Drafts, etc. All checks, drafts, other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or offices, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board.

Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may select.

ARTICLE VI

CAPITAL STOCK

Section 1. Certificates for Shares. Every holder of shares of the Corporation shall be entitled to have a certificate representing shares of the Corporation. Subject to the provisions of the Act, certificates representing shares of the Corporation shall be in such form as may be determined by the Board. Such certificates shall be signed by the Chief Executive Officer, Chief Operating Officer, President or a Vice President and the Secretary or an Assistant Secretary of the Corporation and shall be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the Chief Executive Officer, Chief Operating Officer, President or Vice President and the Secretary or Assistant Secretary upon a certificate may be facsimiles. If the certificate is countersigned by a transfer agent, or registered by a registrar, the signatures of the person signing for such transfer agent or registrar also may be facsimiles. In case any officer or other authorized person who has signed or whose facsimile signature has been placed upon such certificate for the Corporation shall have ceased to be such officer or employee or agent before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer or employee or agent at the date of its issue. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled, and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in the case of a lost, destroyed, or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board may prescribe.

Section 2. Shares Without Certificates. Unless the Restated Articles provide otherwise, the Board may authorize the issue of some or all of the shares of any or all of its classes or series without certificates. The authorization does not affect shares already represented by certificates until they are surrendered to the Corporation. Within a reasonable time after the issue or transfer of shares without certificates, the Corporation shall send the shareholder a written statement of the information required by the Act to be included on certificates. A record shall be kept by the Secretary, or other transfer agent designated by the Board of the names and addresses of all holders of uncertificated shares and the number and class of shares held by each. Notwithstanding this Section, upon request every holder of uncertificated shares of the Corporation shall be entitled to receive certificates in the form specified by these By-laws representing the number of shares held by such holder which are requested to be registered in certificate form. Subject to the provisions of the Act, the rights and obligations of shareholders are identical whether or not their shares are represented by certificates.

Section 3. Transfers of Shares. Transfers of shares of the Corporation shall be made only on the books of the Corporation upon surrender of the certificates for certificated shares or upon a transfer instruction initiated by an appropriate person for uncertificated shares, for the shares sought to be transferred by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation. Except as otherwise provided by law, the person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

Section 4. Registered Shareholder. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to, or interest in, such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

Section 5. Stock Regulations. The Board shall have the power and authority to make all such further rules and regulations not inconsistent with the statutes of the State of Iowa as they may deem expedient concerning the issue, transfer, and registration of certificates representing shares of the Corporation.

Section 6. Record Date. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than seventy (70) days before the date of such meeting or action requiring a determination of shareholders. A determination of shareholders entitled to notice of or to vote at a meeting of the shareholders is effective and shall apply to any adjournment of the meeting, unless the Board fixes a new record date for the adjourned meeting, which it shall do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

Section 7. Transfer Agents and Registrars. The Board may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more registrars.

ARTICLE VII

FISCAL YEAR

The fiscal year of the Corporation shall begin on the 1st day of May and end on the 30th day of April in each year.

ARTICLE VIII

DIVIDENDS

The Board may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by the Restated Articles and the Act.

ARTICLE IX

SEAL

The Corporation shall have a corporate seal which shall be in the form of a circle and which shall have inscribed thereon the name of the Corporation and the words Corporate Seal, Iowa.

ARTICLE X

DIRECTORS’ CONTRACTS AND INDEMNIFICATION

Section 1. Transactions Concerning Directors. No contract or other transaction between the Corporation and any other corporation shall be affected or invalidated by the fact that any one or more of the Directors of this Corporation is or are interested in, or is a director or officer, or are directors or officers of such other corporation, and any Director or Directors, individually or jointly, may be a party or parties to or may be interested in any contract or transaction of this Corporation or in which this Corporation is interested; and no contract, act or transaction of this Corporation with any person or persons, firm or association, shall be affected or invalidated by the fact that any Director or Directors of this Corporation is a party, or are parties to, or interested in, such contract, act, or transaction, or in any way connected with such person or persons, firm or association. Each and every person who may become a Director of this Corporation is hereby relieved from any liability that might otherwise exist from contracting with the Corporation for the benefit of himself or any firm or corporation in which he may be in any way interested.

Sections 2 through 8. Reserved.

ARTICLE XI

VOTING OF SHARES OWNED BY CORPORATION

Subject always to the specific directions of the Board, any share or shares of stock issued by any other corporation and owned or controlled by the Corporation may be voted at any shareholder’s meeting of such other corporation by the Chief Executive Officer, Chief Operating Officer or President of the Corporation if he be present, or in his absence by the Vice President of the Corporation who may be present. Whenever, in the judgment of the Chief Executive Officer, Chief Operating Officer or President, or in his absence, of the Vice President, it is desirable for the Corporation to execute a proxy or give a shareholders’ consent in respect to any share or shares of stock issued by any other corporation and owned by the Corporation, such proxy or consent shall be executed in the name of the Corporation by the Chief Executive Officer, Chief Operating Officer, President or the Vice President of the Corporation and shall be attested by the Secretary of the Corporation without necessity of any authorization by the Board. Any person or persons designated in the manner above stated as the proxy or proxies of the Corporation shall have full right, power and authority to vote the share or shares of stock issued by such other corporation and owned by the Corporation the same as such share or shares might be voted by the Corporation.

ARTICLE XII

WAIVER OF NOTICE

Whenever any notice is required to be given to any shareholder or Director of the Corporation under the provisions of the Restated Articles, these By-Laws or the Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

~~ARTICLE XIII~~

~~EXECUTIVE COMMITTEE~~

~~Section 1. Appointment. The Board, by resolution adopted by a majority of the full Board, shall designate two or more of its members to constitute an Executive Committee. The designation of such committee and the delegation thereto of authority shall not operate to relieve the Board, or any member thereof, of any responsibility imposed by law.~~

~~Section 2. Authority. The Executive Committee, when the Board is not in session, shall have and may exercise all of the authority of the Board except to the extent, if any, that such authority shall be limited by the resolution appointing the Executive Committee and except also that the Executive Committee shall not have the authority of the Board in reference to amending the Restated Articles, adopting a plan of merger or consolidation, recommending to the shareholders the sale, lease or other disposition of all or substantially all of the property and assets of the Corporation otherwise than in the usual and regular course of its business, recommending to the shareholders a voluntary dissolution of the Corporation or a revocation thereof, or amending the By-Laws of the Corporation.~~

~~Section 3. Tenure and Qualifications. Each member of the Executive Committee shall hold office until the next regular annual meeting of the Board following his designation and until his successor is designated as a member of the Executive Committee and is elected and qualified.~~

~~Section 4. Meeting. Regular meetings of the Executive Committee may be held without notice at such time and places as the Executive Committee may fix from time to time by resolution. Special meetings of the Executive Committee may be called by any member thereof upon not less than two day’s notice stating the place, date and hour of the meeting, which notice may be written or oral, and if mailed, shall be deemed to be delivered when deposited in the United States mail addressed to the member of the Executive Committee at his business address. Any member of the Executive Committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the Executive Committee need not state the business proposed to be transacted at the meeting.~~

~~Section 5. Quorum. A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business at any meeting thereof and action of the Executive Committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.~~

~~Section 6. Action without a Meeting. Any action that may be taken by the Executive Committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so to be taken, shall be signed before such action by all of the members of the Executive Committee.~~

~~Section 7. Vacancies. Any vacancy in the Executive Committee may be filled by a resolution adopted by a majority of the full Board.~~

~~Section 8. Resignation and Removal. Any member of the Executive Committee may be removed at any time with or without cause by resolution adopted by a majority of the full Board. Any member of the Executive Committee may resign from the Executive Committee at any time by giving written notice to the Chief Executive Officer, Chief Operating Officer, President or Secretary of the Corporation, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.~~

~~Section 9. Procedure. The Executive Committee shall elect a presiding officer from its members and may fix its own rules or procedure which shall not be inconsistent with these By-Laws.~~

~~ARTICLE XIV~~

~~AUDIT COMMITTEE~~

~~Section 1. Appointment. There shall exist a standing Audit Committee composed of not fewer than three Directors of the Corporation, all of whom shall be “independent directors” within the meaning of Nasdaq or other applicable listing standards. The members of the Audit Committee shall be designated by resolution passed by a majority of the whole Board. The Board may designate one or more qualifying Directors as alternate members of the Audit~~

~~Committee, who may replace any absent or disqualified members at any meeting of the Committee. In the absence of any member of the Audit Committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a majority, may unanimously appoint another qualifying member of the Board to act at the meeting in the place of any such absent or disqualified member not replaced by an alternate member designated by the whole Board.~~

~~Section 2. Meeting. The Audit Committee shall meet on at least two occasions each fiscal year, as specified in the Charter referred to in Section 3 below, and on such other occasions as the members of the Committee may deem appropriate and desirable.~~

~~Section 3. Authority. The Audit Committee shall have the responsibilities and perform the functions set forth in the Charter of the Audit Committee, as said Charter may exist or be amended from time to time.~~

~~Section 4. Minutes. The Audit Committee shall keep regular minutes of its meetings and shall report the same to the Board when required.~~

~~Section 5. Quorum. A majority of the members of the Audit Committee shall constitute a quorum for the transaction of business at any meeting thereof and action of the Audit Committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.~~

~~Section 6. Action without a Meeting. Any action that may be taken by the Audit Committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so to be taken, shall be signed before such action by all of the members of the Audit Committee.~~

~~Section 7. Vacancies. Any vacancy in the Audit Committee may be filled by a resolution adopted by a majority of the full Board.~~

~~Section 8. Resignation and Removal. Any member of the Audit Committee may be removed at any time with or without cause by resolution adopted by a majority of the full Board. Any member of the Audit Committee may resign from the Audit Committee at any time by giving written notice to the Chief Executive Officer, Chief Operating Officer, President or Secretary of the Corporation, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.~~

~~Section 9. Procedure. The Audit Committee shall elect a presiding officer from its members and may fix its own rules or procedure which shall not be inconsistent with these By-Laws.~~

~~ARTICLE XV~~

~~NOMINATING COMMITTEE~~

~~Section 1. Appointment. The Board, by resolution adopted by a majority of the full Board, shall designate two or more of its members to constitute a Nominating Committee. The designation of such committee and the delegation thereto of authority shall not operate to relieve the Board, or any member thereof, of any responsibility imposed by law.~~

~~Section 2. Authority. The Nominating Committee shall, at such times and under such circumstances as it may deem appropriate: (1) establish criteria and procedures for the election of Directors; (2) review the qualifications of and, when it deems appropriate, interview candidates proposed for nomination as Directors; (3) recommend to the Board not less than sixty (60) days prior to the annual meeting of shareholders Directors to be elected at such meeting; and (4) perform such other duties in connection with the election or termination of Directors as the Board may request.~~

~~Section 3. Tenure and Qualifications. Each member of the Nominating Committee shall hold office until the next regular annual meeting of the Board following his designation and until his successor is designated as a member of the Nominating Committee and is elected and qualified.~~

~~Section 4. Meetings. Regular meetings of the Nominating Committee may be held without notice at such time and places as the Nominating Committee may fix from time to time by resolution. Special meetings of the Nominating Committee may be called by any member thereof upon not less than two day’s notice stating the place, date and hour of the meeting, which notice may be written or oral, and if mailed, shall be deemed to be delivered when deposited in the United States mail addressed to the member of the Nominating Committee at his business address. Any member of the Nominating Committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the Nominating Committee need not state the business proposed to be transacted at the meeting.~~

~~Section 5. Quorum. A majority of the members of the Nominating Committee shall constitute a quorum for the transaction of business at any meeting thereof and action of the Nominating Committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.~~

~~Section 6. Action Without a Meeting. Any action that may be taken by the Nominating Committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so to be taken, shall be signed before such action by all of the members of the Nominating Committee.~~

~~Section 7. Vacancies. Any vacancy in the Nominating Committee may be filled by a resolution adopted by a majority of the full Board.~~

~~Section 8. Resignations and Removal. Any member of the Nominating Committee may be removed at any time with or without cause by resolution adopted by a majority of the full Board. Any member of the Nominating Committee may resign from the Nominating Committee at any time by giving written notice to the Chief Executive Officer, Chief Operating Officer, President or Secretary of the Corporation, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.~~

~~Section 9. Procedure and Minutes. The Nominating Committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these By-Laws. The Nominating Committee shall keep regular minutes of its meetings and shall report the same to the Board when required.~~

~~ARTICLE XVI~~

~~COMPENSATION COMMITTEE~~

~~Section 1. Appointment. The Board, by resolution adopted by a majority of the full Board, shall designate two or more of its members to constitute a Compensation Committee. The designation of such committee and the delegation thereto of authorities shall not operate to relieve the Board, or any member thereof, of any responsibility imposed by law.~~

~~Section 2. Authority. The Compensation Committee shall meet each year at least once, not less than thirty (30) nor more than sixty (60) days before the annual meeting of the Board, and at such other times and under such circumstances as it may deem appropriate: (1) to review management’s evaluation of the performance of the executive officers of the Corporation and their compensation arrangements; and (2) to recommend to the Board the compensation levels, salaries and bonuses of the Corporation’s executive officers for the following year. The Compensation Committee shall be responsible for the stock incentive plans of the Corporation and shall implement such plans and may make awards or grants in accordance with the terms thereof. The Compensation Committee also shall review and make recommendations to the Board regarding the compensation arrangements of the Corporation’s outside directors and with respect to employee benefit programs and bonus or other benefit plans affecting executive officers and directors.~~

~~Section 3. Tenure and Qualifications. Each member of the Compensation Committee shall hold office until the next regular annual meeting of the Board following his designation and until his successor is designated as a member of the Compensation Committee and is elected and qualified.~~

~~Section 4. Meetings. Regular meetings of the Compensation Committee may be held without notice at such time and places as the Compensation Committee may fix from time to time by resolution. Special meetings of the Compensation Committee may be called by any~~

~~member thereof upon not less than two day’s notice stating the place, date and hour of the meeting, which notice may be written or oral, and if mailed, shall be deemed to be delivered when deposited in the United States mail addressed to the member of the Compensation Committee at his business address. Any member of the Compensation Committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the Compensation Committee need not state the business proposed to be transacted at the meeting.~~

~~Section 5. Quorum. A majority of the members of the Compensation Committee shall constitute a quorum for the transaction of business at any meeting thereof and action of the Compensation Committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.~~

~~Section 6. Action Without a Meeting. Any action that may be taken by the Compensation Committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so to be taken, shall be signed before such action by all of the members of the Compensation Committee.~~

~~Section 7. Vacancies. Any vacancy in the Compensation Committee may be filled by a resolution adopted by a majority of the full Board.~~

~~Section 8. Resignations and Removal. Any member of the Compensation Committee may be removed at any time with or without cause by resolution adopted by a majority of the full Board. Any member of the Compensation Committee may resign from the Compensation Committee at any time by giving written notice to the Chief Executive Officer, Chief Operating Officer, President or Secretary of the Corporation, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.~~

~~Section 9. Procedure and Minutes. The Compensation Committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these By-Laws. The Compensation Committee shall keep regular minutes of its meetings and shall report the same to the Board when required.~~

ARTICLE XVII

AMENDMENTS

These By-Laws may be altered, amended or repealed, and new By-Laws may be adopted, at any regular or special meeting of the Board of the Corporation by a majority vote of the Directors present at the meeting.

*  *  *  *

The foregoing are the Second Amended and Restated By-Laws of Casey’s General Stores, Inc., duly amended and restated at a regular meeting of the Board of Directors of said Corporation held on the 10th day of June, 2009. All By-Laws previously in effect are superseded by these Second Amended and Restated By-Laws.

CASEY’S GENERAL STORES, INC.

By:	/s/ Brian J. Johnson
Brian J. Johnson, Director of Finance
and Corporate Secretary